DEX MEDIA, INC.
2013-2015 CASH LONG-TERM INCENTIVE PLAN
(As Adopted September 5, 2013)

DEX MEDIA, INC.
2013-2015 CASH LONG-TERM INCENTIVE PLAN
ARTICLE I
ESTABLISHMENT
The Company hereby establishes the Dex Media, Inc. 2013-2015 Cash Long-Term Incentive Plan”, as set forth in this document. The Plan permits the grant of Cash-Based Awards. The Plan is effective as of September 5, 2013 (the “Effective Date”).
ARTICLE II

DEFINITIONS
Each word and phrase defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.
2.1    “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or comparable individuals of the controlled entity or organization, or (b) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
2.2    “Award” means a Cash-Based Award.
2.3    “Board” means the board of directors of the Company.
2.4    “Cash-Based Award” means an award granted pursuant to Article IV to an individual who is then an Employee.
2.5    “Cause” shall have the meaning ascribed to that term in the SuperMedia Inc. Executive Transition Plan.
2.6    “Change in Control of the Company” shall have the meaning ascribed to that term in the Dex Media, Inc. Amended and Restated Long-Term Incentive Plan.
2.7    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
2.8    “Committee” means the Compensation and Benefits Committee of the Board of Directors of the Company.
2.9    “Company” means Dex Media, Inc., or any successor (by reincorporation, merger or otherwise).
2.10    “Disability” shall have the meaning ascribed to that term in the Dex Media, Inc. Amended and Restated Long-Term Incentive Plan.
2.11    “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

2.12    “Employee” means a common law employee of the Company or any Affiliate.
2.13    “Fiscal Year” means the calendar year.
2.14    “Good Reason” shall have the meaning ascribed to that term in the SuperMedia Inc. Executive Transition Plan.
2.15    “Measurement Period” means a 12-month period, or such shorter period designated by the Committee, ending on each of December 31, 2013, December 31, 2014, and December 31, 2015.
2.16    “Participant” means a person who has been selected by the Committee to participate in the Plan.
2.17    “Plan” means the Dex Media, Inc. 2013-2015 Cash Long-Term Incentive Plan, as set forth in this document as it may be amended from time to time.
2.18    “Section 409A” means section 409A of the Code and the regulations and other guidance promulgated by the United States Department of Treasury or the United States Internal Revenue Service under section 409A of the Code, or any successor statute.
2.19    “Separation from Service” shall have the meaning ascribed to that term in Section 409A.
2.22    “Specified Employee” shall have the meaning ascribed to that term in Section 409A.
ARTICLE III

ELIGIBILITY
Employees who are selected by the Committee are eligible to participate in the Plan.
ARTICLE IVCASH-BASED AWARDS
4.1    Authority to Grant Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to Employees in such amounts and upon such terms as the Committee shall determine. Such Awards shall be set forth in the manner determined by the Committee.
4.2    Value of Cash-Based Award. The Committee shall establish the amount of a Participant’s Cash-Based Award in its sole discretion.
4.3    Terms of the Cash-Based Award. Under a Cash-Based Award, a Participant has the opportunity to earn an incentive cash payment based upon the achievement of the performance goals established by the Committee for each of the Measurement Periods, as compared with the target performance goals established by the Committee for the applicable Measurement Period. Except as specified in Section 4.6, a Participant shall not be paid any amount for a Measurement Period unless the Participant is employed by the Company or an Affiliate on the payment date for the applicable Measurement Period set forth in Section 4.4.
4.4    Payment of Cash-Based Award. Except as specified in Section 4.6, amounts, if any, payable under a Cash-Based Award shall be paid as follows:

a.    Amounts payable with respect to the Measurement Period ending on December 31, 2013 shall be paid on December 31, 2014.
b.    Amounts payable with respect to the Measurement Period ending on December 31, 2014 shall be paid on December 31, 2015.
c.    Amounts payable with respect to the Measurement Period ending on December 31, 2015 shall be paid on December 31, 2016.
4.5    Termination of Employment Not in Connection with a Change in Control of the Company. Except as specified in Section 4.6, if a Participant’s employment with the Company and its Affiliates terminates on or before the payment of all or any portion of the Cash-Based Award, all of the Participant’s rights under the Plan will lapse and be completely forfeited on the date of the Participant’s termination of employment with the Company.
4.6    Change in Control of the Company.
a.    Upon the occurrence of a Change in Control of the Company, performance goals for the Measurement Period in effect on the date of the Change in Control of the Company would be deemed to be achieved at the target level established by the Committee for each Participant who is employed by the Company or its Affiliate on the date of the Change in Control of the Company. Amounts payable with respect to Measurement Periods that have not commenced on the date of the Change in Control of the Company would be forfeited.
Except as specified in Section 4.6(b) and (c), amounts payable to a Participant pursuant to this Section 4.6(a) shall be paid to the Participants on (i) the applicable payment date set forth in Section 4.4 if the Participant is still an Employee on such payment date or (ii) the date of the Participant’s Separation from Service if the Participant is not a Specified Employee, or the date that is six months following the date of the Participant’s Separation from Service if the Participant is a Specified Employee, if the Participant’s employment with the Company and its Affiliates is terminated before such payment date.
b.    If a Participant’s employment with the Company and its Affiliates is terminated without Cause or for Good Reason within six months prior to a Change in Control of the Company, the Participant shall be paid an amount equal to the amount the Participant would have received for the Measurement Period in effect on the date of the Change in Control of the Company had all of the performance goals for such Measurement Period been achieved at the target level established by the Committee. If the Participant is not a Specified Employee, such amount shall be paid to the Participant on the date of the Participant’s Separation from Service. If the Participant is a Specified Employee, such amount shall be paid to the Participant on the date that is six months following the date of the Participant’s Separation from Service.
c.    If a Participant’s employment with the Company and its Affiliates is terminated without Cause or for Good Reason within two years following a Change in Control of the Company, all amounts payable to the Participant with respect to Measurement Periods that were completed prior to the year in which the Participant’s termination of employment occurs that have not been paid to the Participant shall be paid to the Participant on the date of the Participant’s Separation from Service if the Participant is not a Specified Employee, or on the date that is six months following the date of the Participant’s Separation from Service if the Participant is a Specified Employee.

ARTICLE V

ADMINISTRATION
5.1    Awards. The Plan shall be administered by the Committee. The members of the Committee shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.
5.2    Authority of the Committee.
a.    The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including but not limited to the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to: (i) determine the persons to whom and the time or times at which Awards will be made; (ii) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (iii) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (iv) accelerate the time at which any outstanding Award will vest; (v) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (vi) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.
b.    The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is, on the relevant date, an executive officer as determined by the Board in accordance with Section 16 of the Securities and Exchange Act of 1934, as amended; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such person.
5.3    Decisions Binding. All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Participants and the estates and beneficiaries of Participants.
5.4    No Liability. Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Committee’s or the Board’s roles in connection with the Plan.
ARTICLE VI

AMENDMENT OR TERMINATION OF PLAN
The Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award in whole or in part.
ARTICLE VII

MISCELLANEOUS
7.1    Unfunded Plan/No Establishment of a Trust Fund. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
7.2    No Employment Obligation. The granting of any Award shall not constitute an employment or service contract, express or implied, and shall not impose upon the Company or any Affiliate any obligation to employ or continue to employ, or to utilize or continue to utilize the services of, any Participant. The right of the Company or any Affiliate to terminate the employment of, or the provision of services by, any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award shall interfere with or limit in any way the right of the Company or its Affiliates to terminate Participant’s employment at any time or for any reason not prohibited by law.
7.3    Tax Withholding. To the extent that any payment pursuant to this Plan results in income, wages or other compensation to a Participant for any income, employment or other tax purposes with respect to which the Company or its Affiliates have a withholding obligation under federal, state or local law, the Company is authorized to withhold from any such payment under this Plan any tax required to be withheld by reason of such taxable income, wages or compensation sufficient to satisfy the withholding obligation.
7.4    Gender and Number. If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.
7.5    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
7.6    Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.
7.7    Governing Law. The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Texas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Recipients of an Award under the Plan are deemed to submit to the sole and exclusive jurisdiction and venue of the federal or state courts of the State of Texas to resolve any and all issues that may arise out of or relate to the Plan or any related Award.